CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated October 7, 1997 for Dreyfus Aggressive Growth Fund, Dreyfus Aggressive Value Fund, Dreyfus Midcap Value Fund, and Dreyfus Emerging Leaders Fund, which is incorporated by reference, included in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and
Value Funds, Inc.



                                       ERNST & YOUNG LLP


New York, New York
July 29, 1998